Exhibit 4.33

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

[SpaceX Letterhead]

(***)

Satélites Mexicanos, S.A. de C.V

(***)

Re:	Amendment No. 1 to the Launch Services Agreement, dated February 3, 2012, between Satélites Mexicanos, S.A. de C.V and Space Exploration Technologies Corp. (the “LSA”)

Dear (***):

The purpose of this letter is to document the mutual understanding between Satélites Mexicanos, S.A. de C.V (“Customer”) and Space Exploration Technologies Corp. “Contractor”) as regards amendments to the LSA in accordance with Section 31 (Modifications) thereof (such amendments, “Amendment No. 1”). Any capitalized terms not defined and used in this Amendment No. 1 shall have the meanings ascribed thereto in LSA.

Contractor and Customer, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree to the following amendments to the LSA, which shall be incorporated therein and made a part thereof:

1.	The first sentence of Section 4.1 (Installment Payments) is deleted in its entirety and replaced with the following (emphasis is added to the amended wording):

“Customer shall pay the Launch Services Price to Contractor (***) in accordance with the following table, (***).”

2.	The first sentence of Section 6 (Launch Period) is deleted in its entirety and replaced with the following (emphasis is added to the amended wording):

“The date of the Launch (“Launch Date”) shall occur within a (***) period beginning on (***) and ending on (***) (“Launch Period”)”.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

3.	Article 34 (Effective Date) is deleted in its entirety and replaced with the following (emphasis is added to the amended wording).

“The effective date of this Agreement (the “Effective Date”) shall be the date when all of the following conditions have been fulfilled, as confirmed in writing promptly upon occurrence:

(i)	(***); and

(ii)	(***).

(***).”

The Parties recognize that except as expressly modified herein, the LSA remains in full force and effect in accordance with its terms and conditions. This Amendment No. 1 contains the entire understanding between the Parties concerning the matters described herein, supersedes any prior written or oral agreement between the Parties related these matters, and shall be amended only through a written amendment executed by each of the Parties hereto. There are no additional “side letters”, amendments or similar agreements between the Parties related to the matters described herein.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 by their duly authorized officers.

Space Exploration Technologies Corp.		Satélites Mexicanos, S.A. de C.V.

By:	(***)	By:	/s/ Patricio Northland
Name:	(***)	Name:	Patricio Northland
Title:	(***)	Title:	CEO
Date:	March 2, 2012	Date:	March 2, 2012

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